EXHIBIT 5.1

August 13, 2020

ResMed Inc.
9001 Spectrum Center Blvd.
San Diego, CA 92123

Ladies and Gentlemen:

We have acted as special securities counsel for ResMed Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of 2,000,000 shares of common stock, par value $0.004 per share (the “Shares”) pursuant to the ResMed Inc. 2018 Employee Stock Purchase Plan (the “Plan”). The Shares subject to the Registration Statement consist of (1) 1,988,241 Shares issuable pursuant to the Plan (the “Primary Offering Shares”) and (2) 11,759 Shares previously issued to the certain of the Company’s employees pursuant to the Plan (the “Reoffer Shares”).

We have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Primary Offering Shares have been duly and validly authorized, and when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
2.	The Reoffer Shares have been duly and validly authorized and are validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ BAKER & McKENZIE LLP